Exhibit 99.1

HubSpot Reports Q4 and Full Year 2019 Results

CAMBRIDGE, MA (February 12, 2020) — HubSpot, Inc. (NYSE: HUBS), a leading growth platform, today announced financial results for the fourth quarter and full year ended December 31, 2019.

Financial Highlights:

Revenue

Fourth Quarter 2019:

●	Total revenue was $186.2 million, up 29% compared to Q4’18.
●	Subscription revenue was $179.1 million, up 31% compared to Q4’18.
●	Professional services and other revenue was $7.1 million, down 2% compared to Q4’18.

Full Year 2019:

●	Total revenue was $674.9 million, up 32% compared to 2018.
●	Subscription revenue was $646.3 million, up 33% compared to 2018.
●	Professional services and other revenue was $28.6 million, up 12% compared to 2018.

Operating Income (Loss)

Fourth Quarter 2019:

●	GAAP operating margin was (4.4%), compared to (5.4%) in Q4’18.
●	Non-GAAP operating margin was 9.5%, a slight decline from 9.8% in Q4’18.
●	GAAP operating loss was ($8.2) million, compared to ($7.8) million in Q4’18.
●	Non-GAAP operating income was $17.7 million, compared to $14.2 million in Q4’18.

Full Year 2019:

●	GAAP operating margin was (7.0%), compared to (9.4%) in 2018.
●	Non-GAAP operating margin was 8.1%, an improvement from 6.3% in 2018.
●	GAAP operating loss was ($47.0) million, compared to ($48.3) million in 2018.
●	Non-GAAP operating income was $54.9 million, compared to $32.1 million in 2018.

Net Income (Loss)

Fourth Quarter 2019:

●	GAAP net loss was ($10.3) million, or ($0.24) per basic and diluted share, compared to ($11.5) million, or ($0.29) per basic and diluted share in Q4’18.
●	Non-GAAP net income was $20.9 million, or $0.49 per basic and $0.45 per diluted share, compared to $15.8 million, or $0.40 per basic and $0.37 per diluted share in Q4’18.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 42.8 million, compared to 39.2 million basic and diluted shares in Q4’18.
●

Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 42.8 million and 46.9 million respectively, compared to 39.2 million and 43.0 million, respectively in Q4’18.

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Full Year 2019:

●	GAAP net loss was ($53.7) million, or ($1.28) per basic and diluted share, compared to ($63.8) million, or ($1.66) per basic and diluted share in 2018.
●	Non-GAAP net income was $69.8 million, or $1.66 per basic and $1.50 per diluted share, compared to $36.9 million, or $0.96 per basic and $0.89 per diluted share in 2018.
●	Weighted average basic and diluted shares outstanding for GAAP net loss per share was 42.0 million, compared to 38.5 million basic and diluted shares in 2018.
●	Weighted average basic and diluted shares outstanding for non-GAAP net income per share was 42.0 million and 46.5 million respectively, compared to 38.5 million and 41.6 million, respectively in 2018.

Balance Sheet and Cash Flow

●	The company’s cash, cash equivalents and investments balance was $1,015 million as of December 31, 2019.
●	During the fourth quarter, the company generated $47.9 million of operating cash flow compared to $33.1 million during Q4’18.
●	During the fourth quarter, the company generated $24.4 million of free cash flow compared to $25.1 million during Q4’18.
●	The company generated $119.0 million of operating cash flow in 2019 compared to $84.9 million in 2018.
●	The company generated $65.1 million of free cash flow in 2019 compared to $51.4 million in 2018.

Additional Recent Business Highlights

●	Grew total customers to 73,483 at December 31, 2019 up 30% from December 31, 2018.
●	Total average subscription revenue per customer was $10,047 during the fourth quarter of 2019 up 0.3% compared to the fourth quarter of 2018.

"Across the company, 2019 was a year centered on making meaningful improvements in the customer experience. I’m exceptionally proud of how we’ve started to see those investments pay off in the levels of customer net promoter score we saw in the fourth quarter," said Brian Halligan, co-founder and CEO. “Not only was it the right thing to do for our customers, it put us in a far better position to execute in 2020, giving us the foundation to add more power to the HubSpot platform without creating undue friction to the customer experience."

Business Outlook
Based on information available as of February 12, 2020, HubSpot is issuing guidance for the first quarter of 2020 and full year 2020 as indicated below.

First Quarter 2020:

●	Total revenue is expected to be in the range of $192.5 million to $193.5 million.
●	Non-GAAP operating income is expected to be in the range of $9.5 million to $10.5 million.
●	Non-GAAP net income per common share is expected to be in the range of $0.22 to $0.24. This assumes approximately 48.2 million weighted average diluted shares outstanding.

Full Year 2020:

●	Total revenue is expected to be in the range of $840.5 million to $844.5 million.
●	Non-GAAP operating income is expected to be in the range of $54.0 million to $58.0 million.
●	Non-GAAP net income per common share is expected to be in the range of $1.24 to $1.32. This assumes approximately 48.6 million weighted average diluted shares outstanding.

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Use of Non-GAAP Financial Measures

In our earnings press releases, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our website at ir.hubspot.com.

Conference Call Information

HubSpot will host a conference call on Wednesday February 12, 2020 at 4:30 p.m. Eastern Time (ET) to discuss the company’s fourth quarter financial results and its business outlook. To access this call, dial (833) 241-7257 (domestic) or (647) 689-4221 (international). The conference ID is 6676017. Additionally, a live webcast of the conference call will be available on HubSpot’s Investor Relations website at ir.hubspot.com.

Following the conference call, a replay will be available at (800) 585-8367 (domestic) or (416) 621-4642 (international). The replay passcode is 6676017. An archived webcast of this conference call will also be available on HubSpot’s Investor Relations website at ir.hubspot.com.

The company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About HubSpot
HubSpot is a leading growth platform. Over 73,400 total customers in over 120 countries use HubSpot’s award-winning software, services, and support to transform the way they attract, engage, and delight customers. Learn more at www.hubspot.com.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations of future financial and operational performance and operational expenditures, expected growth, and business outlook, including our financial guidance for the first fiscal quarter and full year 2020; and statements regarding our positioning for future growth. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our history of losses, our ability to retain existing customers and add new customers, the continued growth of the market for an inbound platform; our ability to differentiate our platform from competing products and technologies; our ability to manage our growth effectively to maintain our high level of service; our ability to maintain and expand relationships with our marketing agency partners; our ability to successfully acquire and integrate companies and assets; our ability to successfully recruit and retain highly-qualified personnel; the price volatility of our common stock, and other risks set

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forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed on November 5, 2019 and our other SEC filings, including our upcoming Annual Report on Form 10-K for the year ended December 31, 2019. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

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Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$269,670	$111,489
Short-term investments	691,834	480,761
Accounts receivable	92,517	77,100
Deferred commission expense	32,078	23,664
Restricted cash	5,816	5,175
Prepaid expenses and other current assets	17,809	14,229
Total current assets	1,109,724	712,418
Long-term investments	53,776	11,450
Property and equipment, net	83,649	52,468
Capitalized software development costs, net	16,793	12,746
Right-of-use assets	234,390	—
Deferred commission expense, net of current portion	19,110	18,114
Other assets	9,824	6,888
Intangible assets, net	11,752	4,919
Goodwill	30,250	14,950
Total assets	$1,569,268	$833,953
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,842	$7,810
Accrued compensation costs	26,318	23,589
Accrued expenses and other current liabilities	28,686	22,305
Operating lease liabilities	23,613	—
Deferred revenue	231,030	183,305
Total current liabilities	322,489	237,009
Operating lease liabilities, net of current portion	244,216	—
Deferred rent, net of current portion	—	26,445
Deferred revenue, net of current portion	3,058	2,179
Other long-term liabilities	8,983	4,897
Convertible senior notes	340,564	318,782
Total liabilities	919,310	589,312
Stockholders’ equity:
Common stock	44	40
Additional paid-in capital	1,048,380	589,708
Accumulated other comprehensive loss	(336)	(723)
Accumulated deficit	(398,130)	(344,384)
Total stockholders’ equity	649,958	244,641
Total liabilities and stockholders’ equity	$1,569,268	$833,953

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Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Subscription	$179,086	$136,804	$646,266	$487,450
Professional services and other	7,100	7,218	28,594	25,530
Total revenue	186,186	144,022	674,860	512,980
Cost of revenues:
Subscription	27,960	19,742	98,510	69,718
Professional services and other	8,015	7,622	31,448	30,639
Total cost of revenues	35,975	27,364	129,958	100,357
Gross profit	150,211	116,658	544,902	412,623
Operating expenses:
Research and development	42,757	32,005	158,237	117,603
Sales and marketing	90,418	70,960	340,685	267,444
General and administrative	25,194	21,525	92,971	75,834
Total operating expenses	158,369	124,490	591,893	460,881
Loss from operations	(8,158)	(7,832)	(46,991)	(48,258)
Other expense:
Interest income	4,646	2,844	19,429	9,176
Interest expense	(5,872)	(5,493)	(22,818)	(21,386)
Other expense	380	(405)	(393)	(1,492)
Total other expense	(846)	(3,054)	(3,782)	(13,702)
Loss before income tax expense	(9,004)	(10,886)	(50,773)	(61,960)
Income tax expense	(1,298)	(606)	(2,973)	(1,868)
Net loss	$(10,302)	$(11,492)	$(53,746)	$(63,828)
Net loss per share, basic and diluted	$(0.24)	$(0.29)	$(1.28)	$(1.66)
Weighted average common shares used in computing basic and diluted net loss per share:	42,844	39,153	42,025	38,529

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Consolidated Statements of Cash Flows

(in thousands)

	For the Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating Activities:
Net loss	$(10,302)	$(11,492)	$(53,746)	$(63,828)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities
Depreciation and amortization	7,545	6,889	28,793	23,428
Stock-based compensation	24,095	20,927	97,754	76,261
Deferred income tax (benefit) expense	(848)	(7)	(799)	36
Amortization of debt discount and issuance costs	5,606	5,232	21,790	20,335
Accretion of bond discount	(3,271)	(2,270)	(14,160)	(6,787)
Noncash rent expense	—	364	—	2,336
Unrealized currency translation	37	268	(156)	483
Changes in assets and liabilities
Accounts receivable	(14,082)	(14,460)	(15,428)	(17,726)
Prepaid expenses and other assets	2,921	3,057	(3,296)	3,880
Deferred commission expense	(4,115)	(8,013)	(9,666)	(23,900)
Right-of-use assets	8,347	—	22,657	—
Accounts payable	(1,724)	(964)	3,927	3,298
Accrued expenses and other current liabilities	6,320	8,165	7,819	11,920
Operating lease liabilities	(993)	—	(15,781)	—
Deferred rent	—	1,812	—	5,799
Deferred revenue	28,355	23,603	49,265	49,316
Net cash and cash equivalents provided by operating activities	47,891	33,111	118,973	84,851
Investing Activities:
Purchases of investments	(336,853)	(156,794)	(1,304,847)	(681,632)
Maturities and sales of investments	376,752	145,525	1,066,366	644,375
Purchases of property and equipment	(19,175)	(5,617)	(40,372)	(22,305)
Capitalization of software development costs	(4,335)	(2,442)	(13,474)	(11,168)
Acquisition of a business, net of cash acquired	(23,314)	—	(23,314)	—
Purchases of strategic investments	—	(200)	(553)	(500)
Net cash and cash equivalents used in investing activities	(6,925)	(19,528)	(316,194)	(71,230)
Financing Activities:
Proceeds from common stock offering, net of offering costs paid of $365	—	—	342,628	—
Employee taxes paid related to the net share settlement of stock-based awards	(1,480)	(2,100)	(6,247)	(8,033)
Proceeds related to the issuance of common stock under stock plans	4,652	4,786	23,578	21,555
Repayment of debt	(333)	—	(333)	—
Repayment of finance lease obligations	(35)	(152)	(284)	(744)
Net cash and cash equivalents provided by financing activities	2,804	2,534	359,342	12,778
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,451	(750)	(720)	(2,069)
Net increase in cash, cash equivalents and restricted cash	45,221	15,367	161,401	24,330
Cash, cash equivalents and restricted cash, beginning of period	233,294	101,747	117,114	92,784
Cash, cash equivalents and restricted cash, end of period	$278,515	$117,114	$278,515	$117,114

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Reconciliation of non-GAAP operating income and operating margin (in thousands, except percentages)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP operating loss	$(8,158)	$(7,832)	$(46,991)	$(48,258)
Stock-based compensation	24,095	20,927	97,754	76,261
Amortization of acquired intangible assets	839	800	3,201	1,394
Acquisition related expenses	876	289	971	2,696
Non-GAAP operating income	$17,652	$14,184	$54,935	$32,093

GAAP operating margin	(4.4%)	(5.4%)	(7.0%)	(9.4%)
Non-GAAP operating margin	9.5%	9.8%	8.1%	6.3%

Reconciliation of non-GAAP net income (in thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP net loss	$(10,302)	$(11,492)	$(53,746)	$(63,828)
Stock-based compensation	24,095	20,927	97,754	76,261
Amortization of acquired intangibles assets	839	800	3,201	1,394
Acquisition related expenses	876	289	971	2,696
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,606	5,232	21,790	20,335
Income tax effect of non-GAAP items	(195)	—	(195)	—
Non-GAAP net income	$20,919	$15,756	$69,775	$36,858

Non-GAAP net income per share:
Basic	$0.49	$0.40	$1.66	$0.96
Diluted	$0.45	$0.37	$1.50	$0.89
Shares used in non-GAAP per share calculations
Basic	42,844	39,153	42,025	38,529
Diluted	46,912	43,024	46,492	41,595

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Reconciliation of non-GAAP expense and expense as a percentage of revenue
(in thousands, except percentages)
	Three Months Ended December 31,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$27,960	$8,015	$42,757	$90,418	$25,194	$19,742	$7,622	$32,005	$70,960	$21,525
Stock-based compensation	(836)	(531)	(8,085)	(9,324)	(5,319)	(491)	(585)	(6,462)	(8,772)	(4,617)
Amortization of acquired intangible assets	(839)	—	—	—	—	(800)	—	—	—	—
Acquisition related expenses	—	—	(262)	—	(614)	—	—	(289)	—	—
Non-GAAP expense	$26,285	$7,484	$34,410	$81,094	$19,261	$18,451	$7,037	$25,254	$62,188	$16,908

GAAP expense as a percentage of revenue	15.0%	4.3%	23.0%	48.6%	13.5%	13.7%	5.3%	22.2%	49.3%	14.9%
Non-GAAP expense as a percentage of revenue	14.1%	4.0%	18.5%	43.6%	10.3%	12.8%	4.9%	17.5%	43.2%	11.7%

	Year Ended December 31,
	2019					2018
	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A	COS, Subscription	COS, Prof. services & other	R&D	S&M	G&A
GAAP expense	$98,510	$31,448	$158,237	$340,685	$92,971	$69,718	$30,639	$117,603	$267,444	$75,834
Stock-based compensation	(3,127)	(2,829)	(33,748)	(36,599)	(21,451)	(1,476)	(2,924)	(23,328)	(31,099)	(17,434)
Amortization of acquired intangible assets	(3,201)	—	—	—	—	(1,394)	—	—	—	—
Acquisition related expenses	—	—	(357)	—	(614)	—	—	(2,696)	—	—
Non-GAAP expense	$92,182	$28,619	$124,132	$304,086	$70,906	$66,848	$27,715	$91,579	$236,345	$58,400

GAAP expense as a percentage of revenue	14.6%	4.7%	23.4%	50.5%	13.8%	13.6%	6.0%	22.9%	52.1%	14.8%
Non-GAAP expense as a percentage of revenue	13.7%	4.2%	18.4%	45.1%	10.5%	13.0%	5.4%	17.9%	46.1%	11.4%

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Reconciliation of non-GAAP subscription margin
(in thousands, except percentages)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP subscription margin	$151,126	$117,062	$547,756	$417,732
Stock -based compensation	836	491	3,127	1,476
Amortization of acquired intangible assets	839	800	3,201	1,394
Non-GAAP subscription margin	$152,801	$118,353	$554,084	$420,602

GAAP subscription margin percentage	84.4%	85.6%	84.8%	85.7%
Non-GAAP subscription margin percentage	85.3%	86.5%	85.7%	86.3%

Reconciliation of free cash flow
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP net cash and cash equivalents provided by operating activities	$47,891	$33,111	$118,973	$84,851
Purchases of property and equipment	(19,175)	(5,617)	(40,372)	(22,305)
Capitalization of software development costs	(4,335)	(2,442)	(13,474)	(11,168)
Free cash flow	$24,381	$25,052	$65,127	$51,378

Reconciliation of forecasted non-GAAP operating income (in thousands, except percentages)
	Three Months Ended March 31, 2020	Year Ended December 31, 2020
GAAP operating income range	($18,210)-($17,210)	($74,725)-($70,725)
Stock-based compensation	26,800	126,300
Amortization of acquired intangible assets	900	2,400
Acquisition related expenses	10	25
Non-GAAP operating income range	$9,500-$10,500	$54,000-$58,000

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Reconciliation of forecasted non-GAAP net income and non-GAAP net income per share (in thousands, except per share amounts)

	Three Months Ended March 31, 2020	Year Ended December 31, 2020
GAAP net loss range	($22,440)-($21,440)	($91,155)-($87,155)
Stock-based compensation	26,800	126,300
Amortization of acquired intangible assets	900	2,400
Acquisition related expenses	10	25
Non-cash interest expense for amortization of debt discount and debt issuance costs	5,700	23,400
Income tax effect of non-GAAP items	(170)	(870)
Non-GAAP net income range	$10,800-$11,800	$60,100-$64,100

GAAP net income per basic and diluted share	($0.52)-($0.50)	($2.08)-($1.99)
Non-GAAP net income per diluted share	$0.22-$0.24	$1.24-$1.32

Weighted average common shares used in computing GAAP basic and diluted net loss per share:	43,300	43,875

Weighted average common shares used in computing non-GAAP diluted net loss per share:	48,240	48,640

HubSpot’s estimates of stock-based compensation, amortization of acquired intangible assets,  acquisition-related expenses, and non-cash interest expense for amortization of debt discount and debt issuance costs, and income tax in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to stock-based compensation and related expenses.

Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. In this release, HubSpot’s non-GAAP operating income, operating margin, subscription margin, expense, expense as a percentage of revenue, net income, and free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. Free cash flow is defined as cash and cash equivalents provided by or used in operating activities less purchases of property and equipment and capitalization of software development costs.

Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. Specifically, these non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure

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trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Management may, however, utilize other measures to illustrate performance in the future. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included above in this press release.

These non-GAAP measures exclude stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, non-cash interest expense for the amortization of debt discount debt issuance costs, and income tax effects of non-GAAP items. We believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

A.

Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense allows for financial results that are more indicative of our operational performance and provide for a useful comparison of our operating results to prior periods and to our peer companies because stock-based compensation expense varies from period to period and company to company due to such things as differing valuation methodologies and changes in stock price.

B.

Expense for the amortization of acquired intangible assets is a non-cash item, and we believe that the exclusion of this amortization expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

C.

Acquisition related expenses, such as transaction costs and retention payments, are expenses that are not necessarily reflective of operational performance during a period. We believe that the exclusion of this these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies.

D.

In May 2017, the Company issued $400 million of convertible notes due in 2022 with a coupon interest rate of 0.25%. The imputed interest rate of the convertible senior notes was approximately 6.95%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense provides for a useful comparison of our operating results to prior periods and to our peer companies.

Investor Relations Contact:
Charles MacGlashing
investors@hubspot.com

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Media Contact:
Ellie Flanagan
eflanagan@hubspot.com

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